EXHIBIT 99.1

OFFICER’S CERTIFICATION

Pursuant to 18 U.S.C. 63 – 1350, the Chief Operating Officer (Principal Executive Officer) and Chief Financial Officer of Austins Steaks & Saloon, Inc. (the “Company”), hereby certifies that the Form 10-Q for the period ended March 31, 2003 and the financial statements contained therein, fully comply with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q and the financial statements thereto fairly present, in all material respects, the financial condition and results of operations of the Company.

/s/ Robyn B. Mabe	May 15, 2003